UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  December 11, 2025

INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Nagog Park
Acton	Massachusetts	01720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(978)	600-7000

Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	PODD	The NASDAQ Stock Market, LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements of Certain Officers

Approval of Amended and Restated Annual Incentive Plan. On December 11, 2025, the Committee approved the amendment and restatement of the Company’s Annual Incentive Plan (the “Plan”), effective January 1, 2026, except as otherwise specified therein. The Plan was revised to clarify the definition of “for Cause” termination, expand eligibility for a prorated annual award payment following retirement if certain age and service requirements are met, augment the language relating to compensation recoupment, expand eligibility for award payments for certain terminations “without Cause”, increase the maximum award for participants, and make additional clarifying language changes, as set forth in the Plan.

The above description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Annual Incentive Plan

104	Cover Page Interactive Date File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

Date: December 17, 2025	By:	/s/ Patricia K. Dolan
Patricia K. Dolan
Vice President and Secretary